UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under Rule 14a-12

BK Technologies Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BK TECHNOLOGIES CORPORATION

7100 Technology Drive

West Melbourne, Florida 32904

SUPPLEMENT DATED JUNE 8, 2026 TO THE

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 18, 2026

Dear Stockholders:

This supplement to the proxy statement (this “Supplement”) for the Annual Meeting of Stockholders (the “Annual Meeting”) of BK Technologies Corporation (the “Company”) supplements the Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) of the Company filed with the Securities and Exchange Commission (the “SEC”) on April 23, 2026 and mailed to stockholders on April 27, 2026.

This Supplement is being filed with the SEC and being made available to stockholders on June 8, 2026. The information in this Supplement is in addition to the information provided by the Proxy Statement and, except for the changes referenced herein, this Supplement does not modify any other information set forth in the Proxy Statement. There is no change to the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting and at all adjournments of the Annual Meeting, and, as such, only holders at the close of business on April 21, 2026 are entitled to notice of, and to vote at, the Annual Meeting and at all adjournments of the Annual Meeting. THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Fees Paid to the Independent Registered Public Accounting Firm

The non-audit fees paid to Cherry Bekaert LLP, the Company’s independent registered public accounting firm, during 2025 included $215,000 of fees related to a one-time, non-recurring project relating to the Company’s remediation of the previous material weakness in internal control over financial reporting related to the proper design and implementation of certain controls over income tax provisions, as well as right-sizing the Company’s income tax position as it continues to grow. Future non-audit costs are not expected to be as significant.

Additionally, Cherry Bekaert LLP has put sufficient safeguards in place to ensure its independence with respect to being the Company’s independent auditor.

This Supplement does not revise or update any other information set forth in the Proxy Statement and should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Annual Meeting, the Company previously filed its Proxy Statement with the SEC on April 23, 2026 and mailed the Proxy Statement, proxy card and Notice of Internet Availability to the Company’s stockholders on April 27, 2026. Before making any voting decision, you are urged to read the Proxy Statement and all related proxy materials carefully. Copies of the Proxy Statement and all other proxy materials are available at www.proxyvote.com.

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read these SEC filings free of charge at the SEC’s website at www.sec.gov. You may also access the Company’s Proxy Statement and Annual Report on Form 10-K at www.bktechnologies.com/investor-relations.